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Dohan and Company                                  7700 North Kendall Drive, 204
Certified Public Accountants                       Miami, Florida     33156-7564
A Professional Association                         Telephone      (305) 274-1366
                                                   Facsimile      (305) 274-1368
                                                   E-mail         info@uscpa.com
                                                   Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated September 9, 2000, except as to Note 15, which is November 9, 2000.

                                       /s/ Dohan and Company, P.A., CPA's

November 30, 2000

Member:
Florida Institute of Certified Public Accountants

American Institute of Certified Public  Accountants - Private Companies and SEC
  Practice Sections
SC International - Offices in Principal Cities World-Wide                 [LOGO]